UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009 (January 7, 2009)

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SYNCORA HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

Canon’s Court, 22 Victoria Street, Hamilton, Bermuda HM 12
(Address of principal executive offices)

(441) 295-7135
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 7, 2009, Syncora Holdings Ltd. (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) informing the Company that the NYSE filed a notification of removal from listing on Form 25 pursuant to Rule 12d2-2(b) of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission to delist the Company’s common stock because the Company is no longer in compliance with the following NYSE listing standards: NYSE Rule 802.01B, which states that a company will be considered to be below compliance standards if its average global market capitalization over a consecutive 30 trading-day period is less than $75 million and, at the same time, total stockholders’ equity is less than $75 million, and NYSE Rule 802.01C, which states that a company will be considered to be below compliance standards if the average closing price of a security is less than $1.00 over a consecutive 30 trading-day period.

Since the suspension of trading of the Company’s common stock on the NYSE on December 17, 2008, the Company’s common stock has been quoted on the Pink Sheets’ Pink Quote System (the “Pink Sheets”).

The Company previously disclosed in a press release on December 12, 2008 that it had been notified by the NYSE that as a result of the Company not meeting the listing standards referenced above, the NYSE was suspending the trading of its common stock effective on the NYSE’s opening on December 17, 2008 and that because the Company did not intend to appeal the NYSE’s decision, it was expected that its common stock would be delisted.

Item 8.01 Other Events.

Upon the suspension from trading of the Company’s common stock on the NYSE, which is an “Appointed Stock Exchange” under the Bermuda Companies Act 1981, the specific permission granted to the Company and the general permission of the Bermuda Monetary Authority (“BMA”) under the Exchange Control Act 1972 (the “Act”) and the Exchange Control Regulations 1973 (the “Regulations”) allowing issues and transfers of equity securities of the Company involving persons who are non-residents of Bermuda ceased to apply. Individual permission on a case-by-case basis for issues and transfers of the Company’s equity securities needs to be applied for from the BMA and obtained prior to any issue or transfer being made which is not covered by a general permission under the Act and the Regulations. The circumstances in which other general permissions still apply and therefore BMA permission is not required on an individual basis for each issue and transfer of the Company’s equity securities to a non-resident of Bermuda are as follows:

1.	any issue or transfer of the Company’s securities other than its equity securities (e.g. debt securities);

2.

any issue or transfer of the Company’s equity securities to an existing shareholder who holds less than 5% of the Company’s total issued equity securities, provided that such issue or transfer does not result in that shareholder subsequently holding more than 5% of the Company’s equity securities;

3.

any issue or transfer of the Company’s equity securities to an existing shareholder who holds between 5% and 50% of the Company’s total issued equity securities, provided that such issue or transfer does not result in that shareholder subsequently holding more than 50% of the Company’s equity securities;

4.	transfers into the name of a nominee or other registered holder, provided that there is no change to the ultimate beneficial owner of the Company’s equity securities; and

5.	any issue or transfer of the Company’s equity securities between companies which are “Affiliated Companies” under the Bermuda Companies Act 1981.

All issues or transfers of the Company’s securities covered by the general permissions under (2), (3) and (4) above are conditional upon the BMA being notified in writing prior to or as soon as practicable after any such issues and transfers. In the event of a breach of the notification condition, the BMA may, by notice, exclude a company from the application of the general permission.

In addition, BMA permission is not required on an individual basis for an issue or transfer of the Company’s securities under (2) and (3) above when the 5% and 50% thresholds are exceeded if such issuance or transfer is to an existing shareholder, or its ultimate beneficial owner, that has any of its equity securities listed on an “Appointed Stock Exchange.”

In all other cases, including transfers from existing shareholders to non-shareholders, issues and transfer of shares require the prior written approval of the BMA.

The Company submitted a request to the BMA for (1) a specific consent with respect to any issues or transfers not subject to the aforementioned exceptions that have occurred since the suspension of trading of the Company’s common stock on the NYSE retroactively approving such issues or transfers, if any, and (2) an umbrella consent permitting trading on the OTC Bulletin Board and the Pink Sheets without BMA consent on an individual basis but requiring that the Company submit certain information regarding a new shareholder acquiring more than 5% of the Company’s equity securities. There can be no assurance that the BMA will grant the Company’s requests. The Company will file a Periodic Report on Form 8-K when the BMA notifies the Company of its decision.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCORA HOLDINGS LTD.

Date: January 12, 2009	By: /s/ Susan Comparato
	Name:	Susan Comparato
	Title:	Acting Chief Executive Officer
and President